UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014

CNL Lifestyle Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 10, 2014, the Company held its Annual Meeting in Orlando, Florida for the purpose of electing five (5) directors for terms expiring at the 2015 annual meeting of stockholders, and ratifying the Board’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2014.

At the Annual Meeting held on December 10, 2014, a total of 219,078,333 shares (approximately 67.36%) of our common stock outstanding and entitled to vote were represented either in person or by proxy.

The following proposals were approved by the affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting:

I:	The election of five directors, each for a term expiring at the 2014 Annual Meeting of Stockholders and until his successor is duly elected and qualified:

Director Nominee	For	Against	Abstained	Broker Non-Votes
James M. Seneff, Jr.	62,816,636	2,497,378	3,286,901	150,477,418
Thomas K. Sittema	62,886,726	2,460,498	3,253,691	150,477,418
Bruce Douglas	62,487,005	2,784,951	3,328,959	150,477,418
Adam Ford	62,790,767	2,499,896	3,310,252	150,477,418
Robert J. Woody	62,612,162	2,701,074	3,287,679	150,477,418

II:	The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Abstained
215,210,502	1,372,994	2,494,837

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2014		CNL LIFESTYLE PROPERTIES, INC. a Maryland Corporation

	By:	/s/Joseph T. Johnson
Joseph T. Johnson Chief Financial Officer, Senior Vice President and Treasurer